                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 10, 2006 accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the
Annual Report of Audiovox Corporation and subsidiaries on Form 10-K for the year ended November 30, 2005, which are incorporated by reference in this
Registration Statement and prospectus. We hereby consent to the incorporation by reference of said reports in this Registration Statement and prospectus.

Grant Thornton LLP

Melville, New York
October 13, 2006